UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – July 25, 2007

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

On July 25, 2007, Questar Corporation issued a press release announcing its earnings for the six months ended June 30, 2007.  A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 2.02   Results of Operations and Financial Condition

On July 25, 2007, Questar Corporation (the “Registrant”) issued a press release to report the Registrant’s financial results for the period ended June 30, 2007. A copy of the Registrant’s release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Exhibit

     99.1

Release issued July 25, 2007, by Questar Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

July 25, 2007

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued July 25, 2007, by Questar Corporation.

Exhibit 99.1

QUESTAR NET INCOME UP 24% IN SECOND QUARTER 2007

Natural Gas Company Affirms 2007 EPS and Production Guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) – a natural gas-focused energy company – grew net income 24% in the second quarter of 2007 to $112.2 million, or $0.64 per diluted share, compared to $90.4 million, or $0.52 per diluted share, for the second quarter of 2006. For the first half of 2007, Questar net income was $263.3 million, or $1.50 per diluted share, compared to $227.5 million or $1.30 per diluted share for the 2006 period, a 16% increase. The company split its common shares two-for-one on June 18, 2007. Historical share and per-share amounts have been restated for the stock split.

NET INCOME (LOSS) BY LINE OF BUSINESS

(in millions, except earnings per share)

	3 Months Ended June 30,			6 Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Market Resources
Questar E&P	$66.7	$56.1	19%	$143.9	$126.6	14%
Wexpro	14.7	12.0	23	28.6	23.9	20
Gas Management	14.9	10.2	46	27.3	19.9	37
Energy Trading and other	5.8	1.0	480	11.8	3.5	237
Market Resources Total	102.1	79.3	29	211.6	173.9	22

Questar Pipeline	10.0	11.0	(9)	21.2	23.0	(8)
Questar Gas	(1.1)	(0.7)	(57)	28.0	28.7	(2)
Corporate	1.2	0.8	50	2.5	1.9	32
QUESTAR CORPORATION TOTAL	$112.2	$90.4	24%	$263.3	$227.5	16%

Earnings per diluted share	$0.64	$0.52		$1.50	$1.30
Average diluted shares	175.9	175.0		175.7	175.0

"Questar E&P grew natural gas and oil-equivalent production 13% in the second quarter, despite curtailments related to low natural gas prices in the Rockies", said Keith O. Rattie, Questar Chairman, President and CEO. "But the real story in our second-quarter results was the favorable impact of our price-risk management discipline - hedging."

Second Quarter Highlights

•

Questar Exploration & Production (Questar E&P) grew natural gas, oil and natural gas liquids (NGL) production to 35.5 billion cubic feet of natural gas equivalent (Bcfe) compared to 31.3 Bcfe for the 2006 period, a 13% increase. The company shut in approximately 1 Bcfe (net) of unhedged June natural gas and associated liquid hydrocarbon production in response to low regional market prices for natural gas in the Rocky Mountain producing area. Low regional prices result from insufficient takeaway capacity on interstate pipelines that transport natural gas from Rockies producing basins to markets outside the region. Start-up of the Rockies Express Pipeline – West Project, currently scheduled for January 1, 2008, should relieve the current transportation bottleneck.

•

Natural gas comprised 87% of reported volumes.

•

Realized natural gas prices at Questar E&P increased $0.47 per thousand cubic feet (Mcf), or 8%, while realized crude oil and NGL prices increased $0.44 per barrel (bbl), or 1%. Natural gas hedges increased reported revenues by $59.9 million, while oil hedges reduced revenues by $1.6 million.

•

Net mark-to-market losses on NYMEX/Rockies natural gas basis swaps reduced net income $4.1 million in the 2007 quarter, compared to a $3.5 million reduction in the prior-year period.

•

Wexpro investment base grew 21% to $267.2 million at June 30, 2007, compared to $220.1 million a year earlier. Wexpro produced 9.6 Bcf of cost-of-service gas for delivery to affiliate Questar Gas.

•

A 57% increase in third-party gathering volumes helped boost Gas Management gathering revenues 37% to $24.6 million compared to $18.0 million a year earlier. Fee-based processing volumes increased 26% while net processing revenues increased 42% to $17.2 million due to increased frac-spread.

•

Energy Trading net income was up 480% to $5.8 million, driven primarily by increased trading margins. Gross marketing margin totaled $9.4 million compared to $1.7 million in the year-ago period.

•

Questar Pipeline earned $10.0 million in the second quarter 2007, down 9% from 2006. Operating expense, depreciation expense and property taxes increased when the company put the Overthrust Pipeline Opal expansion project in service at the end of last year. The company began collecting revenues from this project a year earlier when service was initiated at an interim Kern River delivery point.

•

The seasonal loss at Questar Gas increased to $1.1 million from a year ago, primarily because the year-ago period included a $1.7 million after-tax one-time adjustment to unbilled revenues.

•

Questar earned a 17.4% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended June 30, 2007. Market Resources ROA was 21.9%, Questar Pipeline ROA was 10.6%, and Questar Gas ROA was 8.3%.

Questar Reaffirms 2007 Earnings and Production Guidance

Questar expects full-year 2007 earnings to range from $2.60 to $2.68 per diluted share, unchanged from previous guidance. The company expects that better-than-forecast performance from Wexpro, Gas Management, and Energy Trading will offset the impact of lower natural gas prices for the rest of the year on Questar E&P results. The company expects Questar E&P 2007 production to range from 135 to 138 Bcfe, despite shut-in volumes totaling approximately 2.0 Bcfe of net production over the June and July period, and the likelihood of continued shut-ins in August. The guidance assumes Rockies basis differential will average $3.25 per million Btu (MMBtu) for the remainder of 2007. Rockies basis differential is the difference between the NYMEX/Henry Hub price of natural gas and the price the company realizes for natural gas produced and sold in the Rocky Mountain region. The lower end of the guidance range assumes an average NYMEX price of $6.50 per MMBtu for currently unhedged 2007 natural gas production for the rest of the year and an average prompt-month NYMEX oil price of $70.00 per bbl applied to unhedged volumes. The upper end assumes an average NYMEX gas price of $7.50 per MMBtu and an average prompt-month NYMEX oil price of $75.00 per bbl applied to unhedged 2007 production. The guidance excludes one-time items, assumes hedges in place on the date of this release, and assumes natural gas and oil prices and basis differentials as summarized in the following table:

Earnings Guidance Assumptions

	2007	2007
	Current	Previous
Earnings per diluted share	$2.60-$2.68	$2.60-$2.68
Average diluted shares (millions)	176.2	176.2
Questar E&P production – Bcfe	135-138	135-138
Pinedale well completions	48-52	48-52
NYMEX gas price per MMBtu*	$6.50-$7.50	$7.25-$8.25
NYMEX/Rockies basis differential per MMBtu*	$3.25	$3.25
NYMEX/Midcontinent basis differential per MMBtu*	$1.00	$1.00
NYMEX crude oil price per bbl*	$70.00-$75.00	$60.00-$65.00
* On unhedged volumes for the remainder of 2007

•

Questar E&P has hedged about 76% of forecast natural gas and oil-equivalent production for the second half of 2007 with fixed-price swaps. Additionally, the company has hedged about 8% of forecast second half 2007 production with NYMEX/Rockies basis swaps (see table at the end of this release).

•

The company estimates that a $1.00-per-MMBtu change in the average NYMEX price of natural gas for the remainder of 2007 would result in about a $0.02 change in earnings per diluted share.

•

A $10.00-per-bbl change in the average NYMEX price of oil for the remainder of 2007 would result in about a $0.02 change in earnings per diluted share.

Questar E&P Net Income Increases 19% in Second Quarter, 14% for First Six Months of 2007

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – grew production 13% to 35.5 Bcfe in the 2007 second quarter despite shutting in 1 Bcfe of production during June. Growing production, combined with higher realized prices for natural gas, more than offset a 17% higher average cost structure, resulting in a 19% increase in second quarter 2007 net income to $66.7 million compared to the year-earlier quarter of $56.1 million. Basis-only swaps reduced net income $4.1 million in the 2007 quarter and $3.5 million in the 2006 quarter. For the first six months of 2007, Questar E&P net income rose 14% to $143.9 million compared to $126.6 million a year earlier, driven by an 11% increase in production, higher realized gas prices, increased net mark-to-market gains on NYMEX/Rockies natural gas basis swaps, and reduced exploration expense.

Questar E&P – Production by Region

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2007	2006*	Change	2007	2006**	Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	11.4	8.2	39%	23.6	17.9	32%
Uinta Basin	6.7	6.2	8	12.6	12.4	2
Rockies Legacy	4.9	4.9	-	9.4	10.0	(6)
Subtotal – Rocky Mountains	23.0	19.3	19	45.6	40.3	13
Midcontinent	12.5	12.0	4	24.8	23.3	6
Total Questar E&P	35.5	31.3	13%	70.4	63.6	11%

  * Includes 0.3 Bcfe working-interest adjustment in Rockies Legacy.

** Includes 0.7 Bcfe gas-imbalance settlement and 0.3 Bcfe working-interest adjustment in Rockies

     Legacy.

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2007	2006	Change	2007	2006	Change

Realized natural gas price ($ per Mcf)	$6.47	$6.00	8%	$6.41	$6.13	5%
Natural gas hedging impact ($ per Mcf)	1.94	0.69		1.46	0.05

Realized oil and NGL price ($ per bbl)	50.55	50.11	1	49.63	50.27	(1)
Oil and NGL hedging impact ($ per bbl)	(2.13)	(10.80)		(0.52)	(8.38)

Net mark-to-market gains (losses) on basis swaps ($ million – before tax)	(6.6)	(5.6)		5.2	(5.6)

Questar may hedge sales prices on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect returns, cash flow and net income from a decline in commodity prices. The company uses NYMEX/Rockies basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 17% in the second quarter 2007 compared to the 2006 period.

Questar E&P – Production Cost Structure

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	(per Mcfe)			(per Mcfe)
	2007	2006	Change	2007	2006	Change
Depreciation, depletion and amortization	$1.71	$1.38	24%	$1.70	$1.33	28%
Lease operating expense	0.62	0.54	15	0.61	0.54	13
General and administrative expense	0.44	0.27	63	0.40	0.31	29
Allocated interest expense	0.18	0.26	(31)	0.18	0.23	(22)
Production taxes	0.41	0.41	-	0.43	0.46	-
Production costs	$3.36	$2.86	17%	$3.32	$2.87	7%

•

Production volume-weighted average depreciation, depletion and amortization rate increased in both periods due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment, the ongoing depletion of older, lower-cost reserves and the increasing component of Questar E&P production derived from higher-cost fields such as Elm Grove in the Midcontinent and Vermillion Basin in the Rockies.

•

Lease operating expense per Mcfe increased in both periods due to increased costs of materials and consumables, increased produced-water disposal costs and increased well-workover activity.

•

General and administrative expense per Mcfe increased due to higher labor and legal expenses in the 2007 quarter and the reversal of a legal expense accrual in the year-earlier quarter.

•

Allocated interest expense per unit of production decreased in the 2007 periods due to increased current-year production and refinancing costs incurred in the second quarter 2006.

Wexpro Net Income Up 23% in Second Quarter, 20% for First Six Months of 2007

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for Questar Gas – reported higher net income driven by a 21% increase in its investment base at June 30, 2007, to $267.2 million compared to $220.1 million a year ago. Realized oil and NGL prices declined 13% in the second quarter 2007 compared to the 2006 quarter. For the first six months of 2007, Wexpro net income was $28.6 million compared to $23.9 million in the prior year period, a 20% increase. Wexpro first six months 2007 results benefited from a higher investment base compared to the prior-year period. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Up 46% in Second Quarter, 37% for First Six Months of 2007

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – posted higher net income driven by higher gathering volumes in the second quarter and first half 2007. Gas-gathering throughput grew 21% or 13.3 million MMBtu compared to the second quarter of 2006, primarily due to a 57% increase in third-party volumes. Fee-based gas-processing volumes were 33.4 million MMBtu in the second quarter of 2007, a 26% increase compared to the 2006 period. Fee-based gas-processing revenues increased 36% or $1.3 million, while gross margin from keep-whole processing increased 45% or $3.6 million in the 2007 second quarter. Approximately 74% of Gas Management net operating revenue (total revenue less processing plant-shrink) is derived from fee-based contracts, compared to 75% in the 2006 period. For the first six months of 2007, Gas Management net income increased 37% to $27.3 million compared to $19.9 million in the 2006 period, driven by higher gathering and processing volumes.

Questar Pipeline Net Income Down 9% in Second Quarter, Down 8% for First Six Months of 2007

Questar Pipeline – a subsidiary that provides interstate natural gas transportation and storage services – reported lower net income primarily from increased operating, depreciation and interest expense from the western expansion of the Overthrust Pipeline to Opal, Wyoming, placed in service in January 2007. The company began collecting revenues from this project at the beginning of 2006 at an interim delivery point pending construction and start-up of new pipeline facilities, which were completed at the end of the year. Second-quarter revenues from this project remained essentially the same as a year ago, but second-quarter 2007 expenses included operating, maintenance, depreciation and interest expense for the new facilities. Total revenues decreased $0.5 million as lower liquids volumes and reduced gas analysis and wellhead automation equipment sales offset higher transportation and gas-processing revenues. Operating, maintenance, general and administrative expenses totaled $0.15 per decatherm transported, up from $0.13 in the year-earlier quarter, as a result of a 2% increase in transportation volumes and a 17% increase in expenses. Questar Pipeline net income was $21.2 million in the first six months of 2007, compared to $23.0 million in the year-ago period. Net income fell due to lower liquids volumes and wellhead automation equipment sales combined with higher operating and maintenance, general and administrative, depreciation and interest expenses associated with system expansion projects.

Questar Gas Seasonal Net Loss Increases to $1.1 Million in Second Quarter, Net Income Down 2% for First Six Months of 2007

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported a $0.4 million increase in its seasonal net loss in the quarter over the year-ago period. Second quarter 2006 results included a $2.7 million before-tax or $1.7 million after-tax adjustment to increase unbilled revenues. Second quarter 2007 total operating expenses decreased $1.9 million, due primarily to lower bad-debt and depreciation expenses. Operating, maintenance, general and administrative expenses totaled $32 per customer in the second quarter of 2007 compared to $34 per customer in the 2006 period. Questar Gas net income was $28.0 million in the first six months of 2007, 2% lower than the year-earlier period. At June 30, 2007, Questar Gas served 862,000 customers, up 27,000 or 3.2% from June 30, 2006.

Second Quarter 2007 Earnings Teleconference

Questar management will discuss second quarter 2007 results and the outlook for the remainder of 2007 in a conference call with investors Thursday, July 26, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $10 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – July 25, 2007

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) Fixed-Price Swaps			Average Price Per Mcf, Net to the Well
2007
Second half	28.6	17.4	46.0	$6.72	$7.76	$7.12

2008
First half	22.0	17.3	39.3	$7.18	$7.93	$7.51
Second half	23.0	17.5	40.5	7.16	7.93	7.49
12 months	45.0	34.8	79.8	7.17	7.93	7.50
2009
First half	20.1	12.0	32.1	$7.11	$7.66	$7.31
Second half	20.5	12.2	32.7	7.11	7.66	7.31
12 months	40.6	24.2	64.8	7.11	7.66	7.31

2010
First half	3.3	6.9	10.2	$6.95	$7.58	$7.37
Second half	3.4	6.9	10.3	6.95	7.58	7.37
12 months	6.7	13.8	20.5	6.95	7.58	7.37
				Estimated
	Gas (Bcf) Basis-Only Swaps			Average Basis Per Mcf vs. NYMEX
2007
Second half	5.1		5.1	$2.40		$2.40

2008
First half	15.3		15.3	$1.63		$1.63
Second half	15.4		15.4	1.63		1.63
12 months	30.7		30.7	1.63		1.63

2009
First half	10.1		10.1	$1.15		$1.15
Second half	10.3		10.3	1.15		1.15
12 months	20.4		20.4	1.15		1.15
				Estimated
	Oil (Mbbl) Fixed-Price Swaps			Average Price Per Bbl, Net to the Well

2007
Second half	534	202	736	$52.01	$57.91	$53.63

2008
First half	218	146	364	$60.93	$66.93	$63.33
Second half	221	147	368	60.93	66.93	63.33
12 months	439	293	732	60.93	66.93	63.33

2009
First half	217	145	362	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.65
12 months	438	292	730	60.55	66.55	62.95

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2007	2006	2007	2006
	(in millions, except per share amounts)
REVENUES
Market Resources	$384.6	$384.1	$818.5	$799.2
Questar Pipeline	30.4	30.2	62.1	59.6
Questar Gas	141.7	181.9	548.2	648.8
Total Revenues	556.7	596.2	1,428.8	1,507.6

OPERATING EXPENSES
Cost of natural gas and other products sold	119.6	220.8	512.0	683.6
Operating and maintenance	72.7	68.3	150.4	142.4
General and administrative	42.1	30.3	79.3	62.6
Production and other taxes	27.2	25.9	57.0	59.4
Depreciation, depletion and amortization	92.6	73.2	183.7	146.0
Exploration	3.1	10.1	5.1	13.4
Abandonment and impairment	2.1	1.8	4.1	3.5
Total Operating Expenses	359.4	430.4	991.6	1,110.9

Net gain from asset sales	0.1	0.3	0.5	0.2

OPERATING INCOME	197.4	166.1	437.7	396.9

Interest and other income	2.9	3.4	5.9	5.9
Income from unconsolidated affiliates	2.2	1.7	4.4	3.5
Net mark-to-market gain (loss) on basis-only swaps	(6.6)	(5.6)	5.2	(5.6)
Loss on early extinguishment of debt		(1.7)		(1.7)
Interest expense	(17.7)	(19.8)	(35.7)	(37.2)
INCOME BEFORE INCOME TAXES	178.2	144.1	417.5	361.8
Income taxes	66.0	53.7	154.2	134.3
NET INCOME	$112.2	$90.4	$263.3	$227.5

EARNINGS PER COMMON SHARE
Basic	$0.65	$0.53	$1.53	$1.33
Diluted	0.64	0.52	1.50	1.30
Weighted-average common shares outstanding
Used in basic calculation	172.0	170.7	171.8	170.6
Used in diluted calculation	175.9	175.0	175.7	175.0
Dividends per common share	$0.1225	$0.1175	$0.24	$0.23

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended June 30,		6 Months Ended June 30,
	2007	2006	2007	2006
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$239.0	$198.4	$468.8	$409.2
Wexpro	4.9	3.7	11.4	10.0
Gas Management	49.4	40.5	93.4	81.7
Energy Trading and other	91.3	141.5	244.9	298.3
Market Resources total	384.6	384.1	818.5	799.2
Questar Pipeline	30.4	30.2	62.1	59.6
Questar Gas	141.7	181.9	548.2	648.8
	$556.7	$596.2	$1,428.8	$1,507.6

Revenues from Affiliated Companies
Wexpro	$42.1	$36.5	$82.8	$75.2
Gas Management	4.1	3.6	8.4	7.5
Energy Trading and other	133.3	159.0	289.3	409.2
Market Resources total	179.5	199.1	380.5	491.9
Questar Pipeline	19.3	20.0	39.9	40.7
Questar Gas	2.1	1.2	3.2	2.8
	$200.9	$220.3	$423.6	$535.4

Operating Income
Questar E&P	$119.9	$104.2	$237.0	$223.0
Wexpro	22.5	18.3	43.9	36.5
Gas Management	22.8	15.3	41.6	30.0
Energy Trading and other	7.9	0.8	16.1	4.1
Market Resources total	173.1	138.6	338.6	293.6
Questar Pipeline	21.4	23.3	45.2	47.9
Questar Gas	1.9	2.7	52.8	53.9
Corporate	1.0	1.5	1.1	1.5
	$197.4	$166.1	$437.7	$396.9

Net Income (Loss)
Questar E&P	$66.7	$56.1	$143.9	$126.6
Wexpro	14.7	12.0	28.6	23.9
Gas Management	14.9	10.2	27.3	19.9
Energy Trading and other	5.8	1.0	11.8	3.5
Market Resources total	102.1	79.3	211.6	173.9
Questar Pipeline	10.0	11.0	21.2	23.0
Questar Gas	(1.1)	(0.7)	28.0	28.7
Corporate	1.2	0.8	2.5	1.9
	$112.2	$90.4	$263.3	$227.5

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended June 30,		6 Months Ended June 30,
	2007	2006	2007	2006
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	30.9	27.5	61.8	56.1
Oil and natural gas liquids (MMbbl)	0.7	0.6	1.4	1.2
Total production (Bcfe)	35.5	31.3	70.4	63.6
Average daily production (MMcfe)	389.9	343.8	389.1	351.2
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.47	$6.00	$6.41	$6.13
Oil and NGL (per bbl)	$50.55	$50.11	$49.63	$50.27
Wexpro investment base at June 30, net of
depreciation and deferred income taxes (millions)	$267.2	$220.1
Natural gas processing volumes
NGL sales (MMgal)	20.2	21.9	38.0	44.5
Fee-based processing (in millions of MMBtu) (1)	33.4	26.5	64.0	56.6
Natural gas processing revenues
NGL sales price (per gal)	$0.95	$0.89	$0.92	$0.88
Fee-based processing (per MMBtu)	$0.15	$0.14	$0.15	$0.14
Natural gas gathering volumes (in millions of MMBtu) (1)
For unaffiliated customers	44.4	28.3	83.9	53.7
For affiliated customers	31.3	34.2	68.9	70.0
Total gathering	75.7	62.5	152.8	123.7
Gathering revenue (per MMBtu) (1)	$0.33	$0.29	$0.31	$0.29
Natural gas and oil marketing volumes (MMdthe)
For unaffiliated customers	24.4	25.8	50.0	55.3
For affiliated customers	23.6	24.3	50.9	49.9
Total marketing	48.0	50.1	100.9	105.2
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	84.0	78.2	160.9	140.9
For Questar Gas	25.4	27.2	67.5	68.1
For other affiliated customers	3.9	5.9	8.6	9.6
Total transportation	113.3	111.3	237.0	218.6
Transportation revenue (per dth)	$0.28	$0.27	$0.26	$0.27
Firm-daily transportation demand at June 30, (MMdth)	2.2	2.1
Natural gas processing
NGL sales (MMgal)	1.4	2.3	3.9	4.5
NGL sales price (per gal)	$1.20	$1.25	$1.05	$1.22
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	15.1	16.7	61.0	59.0
Industrial	0.4	1.2	0.8	2.3
Transportation for industrial customers	11.0	7.3	20.9	15.8
Total industrial	11.4	8.5	21.7	18.1
Total deliveries	26.5	25.2	82.7	77.1
Natural gas revenue (per dth)
Residential and commercial sales	$8.51	$9.73	$8.53	$10.24
Industrial	5.88	7.44	6.39	7.91
Transportation for industrial customers	$0.21	$0.19	$0.22	$0.19
Temperatures - (warmer) than normal	(16%)	(25%)		(7%)
Temperature-adjusted usage per customer (dth)	16.8	18.1	65.4	68.5
Customers at June 30, (in thousands)	862.1	835.5
(1) one dth = one MMBtu

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$24.6
Accounts receivable, net	$266.9	410.8
Fair value of derivative contracts	109.9	155.5
Inventories	95.3	134.8
Other current assets	22.4	27.7
Total Current Assets	494.5	753.4
Property, Plant and Equipment	7,011.1	6,414.1
Accumulated depreciation, depletion and amortization	(2,477.4)	(2,322.7)
Net Property, Plant and Equipment	4,533.7	4,091.4
Investment in unconsolidated affiliates	45.2	37.5
Goodwill	70.7	70.7
Fair value of derivative contracts	3.4	49.0
Other noncurrent assets, net	66.6	62.7
Total Assets	$5,214.1	$5,064.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash	$23.5
Short-term debt	62.5	$40.0
Accounts payable and accrued expenses	395.8	551.4
Fair value of derivative contracts	2.4	8.2
Purchased-gas adjustment	54.1	34.3
Deferred income taxes - current	16.1	35.0
Current portion of long-term debt	53.0	10.0
Total Current Liabilities	607.4	678.9
Long-term debt, less current portion	979.4	1,022.4
Deferred income taxes	827.8	763.9
Fair value of derivative contracts	17.2	0.2
Other long-term liabilities	413.4	393.8
Common Shareholders' Equity	2,368.9	2,205.5
Total Liabilities and Common Shareholders' Equity	$5,214.1	$5,064.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended June 30,
	2007	2006
	(in millions)
OPERATING ACTIVITIES
Net income	$263.3	$227.5
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	187.0	150.5
Deferred income taxes	88.6	17.8
Share-based compensation	6.1	4.5
Abandonment and impairment	4.1	3.5
Dry exploratory well expenses		9.9
Net (gain) from asset sales	(0.5)	(0.2)
Income from unconsolidated affiliates	(4.4)	(3.5)
Distributions from unconsolidated affiliates	3.2	2.8
Net mark-to-market (gain) loss on basis-only swaps	(5.2)	5.6
Loss on early extinguishment of debt		1.7
Changes in operating assets and liabilities	11.1	92.9
NET CASH PROVIDED FROM OPERATING ACTIVITIES	553.3	513.0

INVESTING ACTIVITIES
Capital expenditures	(593.5)	(372.4)
Proceeds from disposition of assets	3.8	2.8
NET CASH USED IN INVESTING ACTIVITIES	(589.7)	(369.6)

FINANCING ACTIVITIES
Common stock	(2.4)	1.4
Change in long-term debt		47.0
Early extinguishment of debt costs		(1.7)
Change in short-term debt	22.5	(94.5)
Checks in excess of cash balances	23.5
Dividends paid	(41.4)	(39.4)
Excess tax benefits from share-based compensation	9.6	4.2
NET CASH PROVIDED FROM (USED IN)
FINANCING ACTIVITIES	11.8	(83.0)

Change in cash and cash equivalents	(24.6)	60.4
Beginning cash and cash equivalents	24.6	13.4
Ending cash and cash equivalents	$ -	$73.8